Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe,
Marleen Geerlof
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2018 Results,
Provides 2019 Outlook

ALPHARETTA, Ga., Feb. 26, 2019/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2018 results.

“2018 was a year of continued momentum and achievement, highlighted by strong growth in our Interventional Pain and Chronic Care businesses, the close of the S&IP divestiture and the Game Ready acquisition, and the acceleration of investments for future growth. Additionally, we initiated aggressive action to ensure our cost structure effectively supports our continued growth as a more agile, pure-play medical device company,” said Joe Woody, Avanos chief executive officer.

“While we're very pleased with the solid performance of our Interventional Pain and Chronic Care businesses, our Acute Pain business, as expected, continued to be impacted by the industry-wide drug shortage, pre-fill disruption, and the consolidation of IV Infusion customers. As drug supply has started to return and works through the supply chain, we expect improved performance beginning in the second half of 2019 and enter the year with confidence in our ability to accelerate growth. To further enhance our near and long-term growth opportunities, in 2019 we will make significant investments in our growth initiatives and will continue exploring opportunities to strategically deploy capital towards value-creating M&A.”

2018 Financial Highlights

•	Fourth quarter net sales were $170 million, a 2 percent increase from the prior year. For the year, net sales increased 7 percent to $652 million.

•
Net loss for the fourth quarter was $2 million, compared to net income of $33 million in the prior year. Adjusted net income for the quarter totaled $14 million, compared to $35 million a year ago. For the year, net income totaled $58 million, compared to $79 million in the prior year. On an adjusted basis, net income for 2018 was $91 million, compared to $110 million in the prior year.

•	Fourth quarter diluted earnings per share were $(0.05), compared to $0.69 a year ago. 2018 diluted earnings per share totaled $1.22, compared to $1.69 in the prior year.

•	Adjusted diluted earnings per share were $0.30, compared to $0.73 in the prior year. For the year, adjusted diluted earnings per share totaled $1.93, compared to $2.35 in 2017.

Operational and Business Highlights

•	The company was selected as one of eight firms by the FDA to accelerate the development and expedite the marketing application review of innovative products to combat the opioid epidemic.

•
The company is expanding its successful direct-to-patient advertising campaign for Coolief, from six U.S. markets to 13. These television commercials highlight the effectiveness of the company’s unique pain management therapy and will run through the first half of 2019.

•	The company strengthened its leadership with the recent appointment of Dave Ball, as senior vice president of Global Supply Chain & Procurement.

Fourth Quarter 2018 Operating Results
Net sales totaled $170 million, a 2 percent increase compared to the prior year, including Game Ready, which contributed 5 percent of the growth. Excluding Game Ready, continued strong demand in Interventional Pain and Chronic Care was offset by the expected lower volume in Acute Pain, resulting in 2 percent lower organic volume. Product mix and lower selling prices of 1 percent also impacted performance.

Operating loss was $8 million compared to a loss of $3 million in 2017. On an adjusted basis, operating profit was $20 million, compared to $7 million a year ago, which includes $30 million of costs previously allocated to the Surgical and Infection Prevention business (S&IP). Higher sales volumes and lower costs previously allocated to S&IP, were offset by expected dis-synergies due to the S&IP divestiture and investments to fuel growth.

Adjusted EBITDA for the quarter was $22 million, compared to $64 million in the prior year.

Full-Year 2018 Operating Results From Continuing Operations
Net sales increased 7 percent to $652 million, compared to 2017. Organic sales volumes increased 3 percent and Game Ready-related sales bolstered growth by 3 percent. Performance was driven by increased demand in Interventional Pain, Digestive Health and Respiratory Health, each exceeding the company's expectations. As expected, Acute Pain's performance for the year was affected by the industry-wide drug shortage, pre-fill disruption and the consolidation of IV Infusion customers.

Operating income was $1 million, compared to a loss of $43 million in the prior year. On an adjusted basis, operating profit totaled $62 million compared to $5 million in 2017, which includes costs previously allocated to S&IP of $37 million and $116 million, respectively. Performance was impacted by higher sales volume and lower costs previously allocated to S&IP, which was partially offset by expected dis-synergies related to the S&IP divestiture and increased investments to fund growth.

Year-to-date, adjusted EBITDA totaled $144 million, compared to $226 million in the prior year.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $25 million compared to an inflow of $52 million a year ago. For the year, free cash flow was an outflow of $195 million, compared to an inflow of $101 million in the prior year. The decrease in 2018 was due primarily to lower net income and the settlement of S&IP divestiture-related net liabilities. At year-end 2018, the company’s cash balance was $385 million, compared to $220 million at year-end 2017.

Total debt at the end of the fourth quarter totaled $248 million, consisting of unsecured notes, compared to $581 million at year-end 2017.

Discontinued Operations
2018 net sales from discontinued operations were $351 million, compared to $1,013 million a year ago. Adjusted net income for 2018 was $53 million, compared to $122 million in the prior year.

2019 Key Planning Assumptions
Based on current trends, the company expects 2019 net sales including Game Ready, to increase 6 to 8 percent, on a constant currency basis, compared to 2018 and earn $1.15 to $1.35 of adjusted diluted earnings per share. This outlook reflects certain key assumptions, which are listed below:

•	We expect the foreign currency translation impact to be even compared to the prior year.

•	The adjusted effective tax rate is anticipated to be between 23 and 25 percent.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
• Expenses associated with restructuring activities, including IT-related charges.

•	Expenses associated with the divestiture of the S&IP business.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•	Prior year transition costs relating to the separation from Kimberly-Clark Corporation, which included costs to establish Avanos Medical’s capabilities as a stand-alone entity. These costs are related primarily to rebranding and other supply chain transition costs.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.

•	Prior year charges associated with internal policy changes.
• Certain acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.
• Certain acquisition and integration charges related to Game Ready in the current year.
•Benefit associated with regulatory tax reform.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10128476. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Net Sales	$169.9	$166.3	2.2%	$652.3	$611.6	6.7%
Cost of products sold	69.5	76.4	(9.0)	261.4	274.7	(4.8)
Gross Profit	100.4	89.9	11.7	390.9	336.9	16.0
Research and development expenses	10.6	12.1	(12.4)	41.8	38.2	9.4
Selling and general expenses	87.9	77.4	13.6	340.4	321.7	5.8
Other expense, net	10.2	3.4	N.M.	8.2	20.1	N.M.
Operating (Loss) Income	(8.3)	(3.0)	176.7	0.5	(43.1)	N.M.
Interest income	2.4	0.9	N.M.	7.8	2.5	N.M.
Interest expense	(3.5)	(8.1)	(56.8)	(26.4)	(31.6)	(16.5)
Loss Before Income Taxes	(9.4)	(10.2)	(7.8)	(18.1)	(72.2)	(74.9)
Income tax benefit	6.7	14.6	(54.1)	9.6	40.1	(76.1)
(Loss) Income from Continuing Operations	(2.7)	4.4	N.M.	(8.5)	(32.1)	(73.5)
Income from discontinued operations, net of tax	0.5	28.4	N.M.	66.0	111.4	N.M.
Net (Loss) Income	$(2.2)	$32.8	N.M.	$57.5	$79.3	(27.5)

Interest expense, net	1.1	7.2	(84.7)	18.6	29.1	(36.1)
Income tax (benefit) provision	(9.1)	(1.3)	N.M.	65.5	14.6	N.M.
Depreciation and amortization	9.0	11.0	(18.2)	33.5	59.5	(43.7)
EBITDA	$(1.2)	$49.7	N.M.	$175.1	$182.5	(4.1)

Basic (Loss) Earnings Per Share
Continuing operations	$(0.06)	$0.09	N.M.	$(0.18)	$(0.69)	(73.9)
Discontinued operations	0.01	0.61	(98.4)	1.40	2.38	(41.2)
Net income	$(0.05)	$0.70	N.M.	$1.22	$1.69	(27.8)
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.06)	$0.09	N.M.	$(0.18)	$(0.69)	(73.9)
Discontinued operations	0.01	0.60	(98.3)	1.40	2.38	(41.2)
Net income	$(0.05)	$0.69	N.M.	$1.22	$1.69	(27.8)

Common Shares Outstanding
Basic	47.4	46.9		47.2	46.8
Diluted	47.4	47.7		47.2	46.8

AVANOS MEDICAL, INC.
DISCONTINUED OPERATIONS SUMMARY
(unaudited)
(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Sales	$(1.9)	$261.8	$351.1	$1,012.7
Cost of products sold	—	195.4	260.3	762.5
Research and development	—	0.9	1.1	2.9
Selling, general and other expenses	—	23.8	(51.4)	81.2
(Loss) Income before income taxes	(1.9)	41.7	141.1	166.1
Tax benefit (provision)	2.4	(13.3)	(75.1)	(54.7)
Income from Discontinued Operations, net of tax	$0.5	$28.4	$66.0	$111.4

Earning per share from discontinued operations:
Basic	$0.01	$0.61	$1.40	$2.38
Diluted	0.01	0.60	1.40	2.38

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$100.4	$89.9	$390.9	$336.9
Gross profit margin, as reported	59.1%	54.1%	59.9%	55.1%

Restructuring and IT charges	0.7	—	2.4	—
Acquisition-related charges	—	1.3	0.4	3.6
Spin-related transition charges	—	—	—	(0.3)
Policy changes	—	(1.3)	—	(1.3)
Intangibles amortization	1.6	1.0	4.6	4.0

As adjusted non-GAAP	$102.7	$90.9	$398.3	$342.9
Gross profit margin, as adjusted	60.4%	54.7%	61.1%	56.1%

	Operating Profit(a)(b)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$(8.3)	$(3.0)	$0.5	$(43.1)

Restructuring and IT charges(c)	3.5	5.0	15.7	5.0
Post divestiture transition charges(d)	10.2	—	9.2	—
Acquisition-related charges	0.2	2.4	1.3	7.6
Spin-related transition charges	—	—	—	0.5
Litigation and legal(e)	9.0	3.2	15.6	20.5
Policy changes	—	(6.0)	—	(6.0)
Intangibles amortization	5.4	5.0	20.0	20.7

As adjusted non-GAAP	$20.0	$6.6	$62.3	$5.2
_________________________________

(a)	For the year ended December 31, 2018, operating profit includes $37.0 million of costs no longer allocated to the S&IP business.

(b)	For the quarter and year ended December 31, 2017, operating profit includes $29.5 million and $115.8 million, respectively, of costs no longer allocated to the S&IP business.

(c)	Except for amounts impacting gross profit (see "Gross Profit" table), restructuring and IT charges are included in "Selling and general expenses."

(d)
In the three months ended December 31, 2018, post divestiture transition charges includes $9.6 million of expense in "Selling and general expenses" and $0.6 million of expense in "Other expense, net." For the year ended December 31, 2018, post-divestiture transition charges includes $16.7 million of expense in "Selling and general expenses" partially offset by $7.5 million, net, of income realized from transition services agreements, included in "Other expense, net."

(e)	Litigation and legal expenses are included in "Other expense, net."

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$(9.4)	$(10.2)	$(18.1)	$(72.2)

Restructuring and IT charges	3.5	5.0	15.7	5.0
Post divestiture transition charges	10.2	—	9.2	—
Term Loan B retirement loss	—	—	4.2	—
Acquisition-related charges	0.2	2.4	1.3	7.6
Spin-related transition charges	—	—	—	0.5
Litigation and legal	9.0	3.2	15.6	20.5
Policy changes	—	(6.0)	—	(6.0)
Intangibles amortization	5.4	5.0	20.0	20.7

As adjusted non-GAAP	$18.9	$(0.6)	$47.9	$(23.9)

	Tax Benefit (Provision)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$6.7	$14.6	$9.6	$40.1
Effective tax rate, as reported	71.3%	143.1%	53.0%	55.5%

Restructuring and IT charges	(0.8)	(1.8)	(3.7)	(1.8)
Post divestiture transition charges	(1.9)	—	(1.7)	—
Term Loan B retirement loss	—	—	(1.0)	—
Acquisition-related charges	—	(0.9)	(0.3)	(2.9)
Spin-related transition charges	—	—	—	(0.1)
Litigation and legal	(2.1)	(1.3)	(3.7)	(7.7)
Policy changes	—	2.3	—	2.3
Intangibles amortization	(1.2)	(1.8)	(4.7)	(7.7)
Statutory tax reform	(3.9)	(10.1)	(3.9)	(10.1)

As adjusted non-GAAP	$(3.2)	$1.0	$(9.4)	$12.1
Effective tax rate, as adjusted	16.9%	166.7%	19.6%	50.6%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	(Loss) Income from Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$(2.7)	$4.4	$(8.5)	$(32.1)
Diluted EPS, as reported	$(0.06)	$0.09	$(0.18)	$(0.69)

Restructuring and IT charges	2.7	3.2	12.0	3.2
Post divestiture transition charges	8.3	—	7.5	—
Term Loan B retirement loss	—	—	3.2	—
Acquisition-related charges	0.2	1.5	1.0	4.7
Spin-related transition charges	—	—	—	0.4
Litigation and legal	6.9	1.9	11.9	12.8
Policy changes	—	(3.7)	—	(3.7)
Intangibles amortization	4.2	3.2	15.3	13.0
Statutory tax reform	(3.9)	(10.1)	(3.9)	(10.1)

As adjusted non-GAAP	$15.7	$0.4	$38.5	$(11.8)
Diluted EPS, as adjusted	$0.33	$0.01	$0.82	$(0.25)

	Income (Loss) from Discontinued Operations, net of tax
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$0.5	$28.4	$66.0	$111.4
Diluted EPS, as reported	$0.01	$0.60	$1.40	$2.38

Divestiture-related charges	—	7.4	12.9	12.4
Gain on Divestiture	(1.8)	—	(26.3)	—
Spin-related transition charges	—	—	—	(1.0)
Policy changes	—	(1.3)	—	(1.3)
Intangibles amortization	—	0.1	—	0.4

As adjusted non-GAAP	$(1.3)	$34.6	$52.6	$121.9
Diluted EPS, as adjusted	$(0.03)	$0.73	$1.11	$2.61

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
As reported	$(2.2)	$32.8	$57.5	$79.3
Diluted EPS, as reported	$(0.05)	$0.69	$1.22	$1.69

Restructuring and IT charges	2.7	3.2	12.0	3.2
Post Divestiture transition charges	8.3	—	7.5	—
Divestiture-related charges	—	7.4	12.9	12.4
Gain on Divestiture	(1.8)	—	(26.3)	—
Term Loan B retirement loss	—	—	3.2	—
Acquisition-related charges	0.2	1.5	1.0	4.7
Spin-related transition charges	—	—	—	(0.6)
Litigation and legal	6.9	1.9	11.9	12.8
Policy changes	—	(5.0)	—	(5.0)
Intangibles amortization	4.2	3.3	15.3	13.4
Regulatory tax changes	(3.9)	(10.1)	(3.9)	(10.1)

As adjusted non-GAAP	$14.4	$35.0	$91.1	$110.1
Diluted EPS, as adjusted	$0.30	$0.73	$1.93	$2.35

	EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
EBITDA, as reported	$(1.2)	$49.7	$175.1	$182.5

Restructuring and IT charges	3.5	5.0	15.7	5.0
Post Divestiture transition charges	10.2	—	9.2	—
Divestiture-related charges	—	11.7	17.4	19.8
Gain on Divestiture	—	—	(89.9)	—
Acquisition-related charges	0.2	2.4	1.3	7.3
Spin-related transition charges	—	—	—	(0.8)
Litigation and legal	9.0	3.2	15.6	20.5
Policy changes	—	(8.1)	—	(8.1)

Adjusted EBITDA	$21.7	$63.9	$144.4	$226.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash (used in) provided by operating activities	$(7.4)	$64.1	$(145.6)	$144.2
Capital expenditures	(17.7)	(12.6)	(49.1)	(43.2)
Free Cash Flow	$(25.1)	$51.5	$(194.7)	$101.0

2019 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(0.21)	to	$0.17
Intangibles amortization	0.29	to	0.29
Restructuring and IT charges	0.19	to	0.14
Post Divestiture-related charges	0.61	to	0.56
Acquisition and integration expenses	0.04	to	0.01
Other	0.23	to	0.18
Adjusted diluted earnings per share (non-GAAP)	$1.15	to	$1.35

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$384.5	$219.7
Accounts receivable, net of allowances	150.5	203.0
Inventories	121.4	91.1
Prepaid expenses and other current assets	57.2	14.4
Assets held for sale	—	632.5
Total Current Assets	713.6	1,160.7
Property, Plant and Equipment, net	154.1	109.9
Goodwill	783.6	764.7
Other Intangible Assets, net	168.2	148.9
Deferred Tax Assets	6.3	7.6
Other Assets	7.6	4.1
TOTAL ASSETS	$1,833.4	$2,195.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$—	$39.8
Trade accounts payable	169.9	171.2
Accrued expenses	94.4	144.9
Liabilities held for sale	—	33.9
Total Current Liabilities	264.3	389.8
Long-Term Debt	247.7	541.1
Deferred Tax Liabilities	4.4	17.8
Other Long-Term Liabilities	19.8	31.8
TOTAL LIABILITIES	536.2	980.5
Stockholders’ Equity	1,297.2	1,215.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,833.4	$2,195.9

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating Activities
Net (loss) income	$(2.2)	$32.8	$57.5	$79.3
Depreciation and amortization	9.0	11.0	33.5	59.5
Net non-cash gain on Divestiture	—	—	(98.4)	—
Net loss on asset dispositions	0.2	3.2	1.5	3.3
Changes in operating assets and liabilities	(20.1)	32.2	(143.4)	(4.3)
Deferred income taxes and other	5.7	(15.1)	3.7	6.4
Cash (Used in) Provided by Operating Activities	(7.4)	64.1	(145.6)	144.2
Investing Activities
Capital expenditures	(17.7)	(12.6)	(49.1)	(43.2)
Acquisition of business, net of cash acquired	(0.1)	—	(65.7)	—
Proceeds from Divestiture	—	—	754.3	—
Proceeds from dispositions of property	—	—	—	0.1
Cash (Used in) Provided by Investing Activities	(17.8)	(12.6)	639.5	(43.1)
Financing Activities
Debt repayments	—	—	(339.0)	—
Debt issuance costs	(1.6)	—	(1.6)	—
Purchase of treasury stock	(0.3)	(0.5)	(0.9)	(2.5)
Proceeds from the exercise of stock options	0.3	2.4	17.1	4.7
Cash (Used in) Provided by Financing Activities	(1.6)	1.9	(324.4)	2.2
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.5)	0.2	(4.7)	2.7
(Decrease) Increase in Cash and Cash Equivalents	(27.3)	53.6	164.8	106.0
Cash and Cash Equivalents - Beginning of Period	411.8	166.1	219.7	113.7
Cash and Cash Equivalents - End of Period	$384.5	$219.7	$384.5	$219.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Chronic care	$98.2	$94.7	3.7%	$386.0	$360.8	7.0%
Pain management	71.7	71.6	0.1	266.3	250.8	6.2
Total Net sales	$169.9	$166.3	2.2%	$652.3	$611.6	6.7%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change - QTD	2%	4%	(1)%	—%	(1)%
Net Sales - percentage change - YTD	7%	6%	—%	—%	1%
_______________________________________________

(a)	Volume includes incremental sales of Game Ready products.

(b)	Other includes rounding.